Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-82453 on Form S-3 and in Registration Statement No. 333-138703 on Form S-8 of our report dated March 30, 2015 with respect to the consolidated financial statements of ACRE Realty Investors Inc. (formerly known as Roberts Realty Investors, Inc.) as of December 31, 2014 and for the year then ended which appears in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

/s/ Cherry Bekaert, LLP

Atlanta, Georgia

March 30, 2015